Exhibit 4.7

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement, dated as of January 6, 2011 (this “Agreement”), is entered into by and among Fluidigm Corporation, a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”), as such Schedule I may be amended in accordance with Section 6 hereof.

RECITALS

A.        On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a subordinated secured promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto, together with a related warrant to acquire shares of the Company’s capital stock.

B.        Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.        The Notes and Warrants.

(a)        Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a subordinated secured promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed $5,000,000.

(b)        Issuance of Warrants. Concurrently with the issuance of the Notes to the Investors, the Company will issue and sell to each Investor, and each of the Investors severally agrees to purchase, a warrant in the form attached hereto as Exhibit B (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to the number of shares of the class and series of preferred stock issued by the Company as set forth in the Warrant.

(c)        Delivery. The sale and purchase of the Notes and Warrants shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine (the “Closing Date”). At the Closing, the Company will deliver to each of the Investors the Note and Warrant to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). The Company may conduct one or more additional closings on or prior to January 31, 2011 (each, an “Additional Closing”) to be held at such place and time as the Company and the Investors participating in such Additional Closing may determine (each, an “Additional Closing Date”). At each Additional Closing, the Company will deliver to each of the Investors participating in such Additional Closing the Note and Warrant to be purchased by such Investor, against receipt by the Company of the corresponding Purchase Price. If requested by the Investor, signed originals of the Investor’s Note(s) and Warrant(s) shall be delivered to Investor’s custodian to be held in escrow pending Investor’s payment of the Purchase Price. Each of the Notes and Warrants will be registered in such Investor’s name in the Company’s records.

(d)        Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate and working capital purposes.

(e)        Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. Pacific time on the date such payment is due at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

2.        Representations and Warranties of the Company. The Company represents and warrants to each Investor that, except as set forth in written disclosure documents provided by the Company to the Investors:

(a)        Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and as proposed to be conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b)        Authority. The execution, delivery and performance by the Company of this Agreement, the Security Agreement (as defined below) and the Subordination Agreement (as defined below) and to issue each Note and to issue each Warrant (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated thereby (which for purposes of the Transaction Documents include the grant of a perfected interest in the Collateral (as defined in the Security Agreement)) (i) are within the corporate power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company. All corporate action on the part of the Company, its directors and its stockholders necessary for the reservation of the equity securities issuable upon the conversion of the Notes and the exercise of the Warrants (collectively, the “Conversion Securities”) will be taken prior to the issuance of such Conversion Securities. The Conversion Securities, when issued in compliance with the provisions of this Agreement, the Notes and the Warrants will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(c)        Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)        Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation or bylaws (as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. The Company has complied with or obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in connection with the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(e)        Subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under such laws and has the power and authority to own, lease and operate its properties and carry on its business as now conducted. None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and where such qualification has not been obtained and in which the failure to qualify as such would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)        Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(g)        No Violation or Default. The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default) or (iii) to the Company’s knowledge, any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a material adverse effect on the Company.

(h)        Litigation. No claims, actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(i)        Title. The Company owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all real properties and good title to its other assets and properties as reflected in the Financial Statements (as defined below) delivered to the Investors (except those assets and properties disposed of in the ordinary course of business since the date of the Financial Statements) and all assets and properties acquired by the Company since such date (except those disposed of in the ordinary course of business). Such assets and properties are subject to no Lien other than any Lien arising or permitted under the Transaction Documents.

(j)        Intellectual Property. To the Company’s knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights (each individually and collectively “Intellectual Property”) necessary for its business as now conducted and as proposed to be conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company has taken commercially reasonable actions to (i) perfect the Company’s title in the Intellectual Property it owns or has security or other ownership interest in, including recording with the U.S.

Patent and Trademark Office invention assignments for each of the named inventors on each of the U.S. patents and patent applications owned by the Company; and (ii) maintain in confidence all trade secrets and confidential information that it owns or uses and out of reasonable business procedure should retain in confidence. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements nor is the Company aware of any valid basis therefore.

(k)        Financial Statements. The financial statements of the Company as of December 31, 2009 and September 30, 2010 delivered to the Investors (the ‘Financial Statements”) (i) are in accordance with the books and records of the Company; (ii) have been prepared in conformity with GAAP except, with respect to the unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments; and (iii) are true, correct and complete and fairly present the consolidated financial position of the Company as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company does not have any contingent obligations, liability for taxes or other outstanding obligations or liabilities which are material in the aggregate, except as disclosed in the Financial Statements furnished by the Company to the Investors.

(l)        Equity Securities. As of the date hereof, the authorized capital stock of the Company consists of 31,074,200 shares of common stock, of which 3,351,113 shares are issued and outstanding, and 19,495,372 shares of preferred stock, 657,132 of which are designated Series A preferred stock of which 657,132 are outstanding; 1,835,354 of which are designated Series B preferred stock, of which 1,835,354 are issued and outstanding; 4,632,898, of which are designated Series C preferred stock, 4,619,039 of which are issued and outstanding; 3,782,690, of which are designated Series D preferred stock, 3,771,976 of which are issued and outstanding; 7,802,775 of which are designated Series E preferred stock, 6,829,104 of which are issued and outstanding; 106,122 of which are designated Series D-1 preferred stock, none of which are issued and outstanding; and 678,401 of which are designated Series E-1 preferred stock, 99,864 of which are issued and outstanding. The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Charter Documents in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. There are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. There are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Charter Documents as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. No Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.

(m)        Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to the Investors by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company does not represent or warrant that it will achieve any financial projections provided to the Investors and represents only that such projections were prepared in good faith.

(n)        Operating Company. The Company is an “operating company” within the meaning of Section 22062(b)(2) of the California Financial Code in that (A) it primarily engages, wholly or substantially, directly or indirectly through a majority owned subsidiary or subsidiaries, in the production or sale, or the research or development, of a product or service other than the investment of capital, (B) it is not an individual or sole proprietorship, (C) it is not an entity with no specific business plan or purpose and its business plan is not to engage in a merger or acquisition with an unidentified company or companies or other entity or person, and (D) it intends to use the proceeds from the sale of the Notes and Warrants extended to it solely for the operation of the Company’s business and uses other than personal, family, or household purposes. The Company’s board of directors, in the exercise of its fiduciary duties, has approved the sale of the Notes based upon a reasonable belief that the loans represented by the Notes are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.        Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Note and Warrant as follows:

(a)        Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)        Securities Law Compliance. Such Investor has been advised that the Notes, the Warrants and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that, except as set forth in the Ninth Amended and Restated Investor Rights Agreement, dated as of November 16, 2009, as amended, by and among the Company and the parties identified therein, as such agreement may be amended from time to time, the Company is under no obligation to effect any such registration with respect to the Notes, the Warrants or the underlying securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes or Warrants to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on Schedule I hereto.

(c)        Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes and the Warrants.

(d)        Tax Matters. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement. Such Investor understands that Investor may be subject to taxation on any interest and original issue discount paid or accrued under the Note and that the fair value of the Warrant received by Investor may reduce the purchase price of the Note for U.S. Federal income tax purposes. Such Investor understands that the fair value of the Warrant could equal the total dollar value of the shares issuable under the Warrant and that the Company makes no representations regarding the fair value of the Warrant or the tax consequences of investing in the Note and the Warrant.

4.        Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a)        Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b)        Performance. The Company will have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

(c)        Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(d)        Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(e)        Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(f)        Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents:

(i)        this Agreement;

(ii)        each Note and Warrant issued hereunder;

(iii)        the Security Agreement in the form of Exhibit C hereto (the “Security Agreement”);

(iv)        all UCC-1 financing statements and other documents and instruments which the Investor may reasonably request to perfect its security interest in the collateral described in the Security Agreement; and

(v)        the Subordination Agreement in the form of Exhibit D hereto (the “Subordination Agreement”).

1.        Lighthouse Waiver. The Company shall have received an executed waiver from Lighthouse Capital Partners V, L.P. (“Lighthouse”) of certain indebtedness covenants in its Loan and Security Agreement No. 4561 with Lighthouse dated March 29, 2005, as amended.

2.        Bridge Bank Waiver. The Company shall have received an executed waiver from Bridge Bank, National Association (“Bridge Bank”) of certain indebtedness covenants set forth in that certain revolving credit line agreement entered into with Bridge Bank in December 2010.

(g)        Minimum Investment Amount. The Company shall have received an executed copy of this Agreement and investment commitments of at least $2,500,000 for the Closing.

(h)        Amendment to Charter.        The Sixth Amended and Restated Certificate of Incorporation of the Company in the form attached as Exhibit D shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

5.        Conditions to Additional Closings of the Investors. The obligations of any Investor participating in an Additional Closing are subject to the fulfillment, on or prior to the applicable Additional Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors participating in such Additional Closing:

(a)        Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects on the applicable Additional Closing Date.

(b)        Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Additional Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants at such Additional Closing.

(c)        Legal Requirements. At the Additional Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Additional Closing, of the Notes and Warrants shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(d)        Transaction Documents. The Company shall have duly executed and delivered to the Investors participating in such Additional Closing each Note and Warrant to be issued at such Additional Closing and shall have delivered to such Investors fully executed copies, if applicable, of all documents delivered to the Investors participating in the initial Closing.

6.        Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes to a particular Investor at the Closing and at each Additional Closing is subject to the fulfillment, on or prior to the Closing Date or the applicable Additional Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)        Representations and Warranties. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date and the Applicable Closing Date.

(b)        Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date or the applicable Additional Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)        Subordination Agreement. Such Investor shall have executed and delivered to the Company the Subordination Agreement.

(d)        Legal Requirements. At the Closing and at each Additional Closing, the sale and issuance by the Company, and the purchase by such Investor, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(e)        Purchase Price. Such Investor shall have delivered to the Company the Purchase Price in respect of the Note and Warrant being purchased by such Investor referenced in Section 1(b) hereof.

3.        Lighthouse Waiver. The Company shall have received an executed waiver from Lighthouse of certain indebtedness covenants in its Loan and Security Agreement No. 4561 with Lighthouse dated March 29, 2005, as amended.

4.        Bridge Bank Waiver. The Company shall have received an executed waiver from Bridge Bank of certain indebtedness covenants set forth in that certain revolving credit line agreement entered into with Bridge Bank in December 2010.

7.        Miscellaneous.

(a)        Waivers and Amendments. Any provision of this Agreement, the Warrants and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that (i) no such amendment, waiver or consent shall reduce the principal amount of any Note or reduce the rate of interest of any Note, without the affected Investor’s written consent, (ii) no amendment or waiver shall affect adversely an Investor's rights hereunder or thereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Investors (other than as reflected by the different principal amount of Notes held by each Investor), (iii) any amendment of this Section 6(a) shall require the consent of all Investors, and (iv) no special consideration or inducement may be given to any Investor in connection with such consent that is not given ratably to all Investors. Subject to the foregoing, any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto. Notwithstanding the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with Additional Closings without the consent of any other Investor, by delivery to the Company of a counterparty signature page to this Agreement and the Security Agreement, together with a supplement to Schedule I. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Investor” for all purposes hereunder and Schedule I hereto shall be updated to reflect the addition of such Investor.

(b)        Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c)        Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)        Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)        Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal amount requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f)        Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

(g)        Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)        Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080, Attention: Corporate Secretary, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (A) when received, (B) when delivered personally, (C) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (D) one business day after being deposited with an overnight courier service of recognized standing or (E) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i)        Expenses. The Company shall pay the reasonable attorneys fees and expenses of a single counsel to the Investors in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents up to a maximum amount of $35,000.

(j)        Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k)        Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(l)        Waiver of Potential Conflicts of Interest. Each of the Investors and the Company acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) may have represented and may currently represent certain of the Investors. In the course of such representation, WSGR may have come into possession of confidential information relating to such Investors. Each of the Investors and the Company acknowledges that WSGR is representing only the Company in this transaction. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each of the Investors and the Company hereby waives any actual or potential conflict of interest which may arise as a result of WSGR’s representation of such persons and entities, and WSGR’s possession of such confidential information. Each of the Investors and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

*    *    *    *    *

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

FLUIDIGM CORPORATION, a Delaware corporation

By:	/s/ Gajus V. Worthington
Gajus V. Worthington,
President and Chief Executive Officer

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	LEHMAN BROTHERS HEALTHCARE VENTURE CAPITAL
L.P.

	By:	Lehman Brothers HealthCare Venture Capital
Associates L.P.,
its General Partner

	By:	LB I Group Inc.,
its General Partner

	By:	/s/ Ashvin Rao

	Name:	Ashvin Rao

	Title:	Authorized Signatory

INVESTORS:	LEHMAN BROTHERS P.A. LLC

	By:	/s/ Ashvin Rao

	Name:	Ashvin Rao

	Title:	Authorized Signatory

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	LEHMAN BROTHERS PARTNERSHIP ACCOUNT
2000/2001, L.P.

	By:	LB I Group Inc.,
its General Partner
	By:	/s/ Ashvin Rao

	Name:	Ashvin Rao

	Title:	Authorized Signatory

INVESTORS:	LEHMAN BROTHERS OFFSHORE PARTNERSHIP ACCOUNT
2000/2001, L.P.

	By:	LB I Offshore Partners Group Ltd.,
its General Partner

	By:	/s/ Ashvin Rao

	Name:	Ashvin Rao

	Title:	Authorized Signatory

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

	By:	Cross Creek Capital GP, L.P.,
its Sole General Partner

	By:	Cross Creek Capital, LLC,
its Sole General Partner

	By:	Wasatch Advisors, Inc.,
its Sole Member

	By:	/s/ Daniel Thurber

	Name:	Daniel Thurber

	Title:	Vice President

INVESTORS:	CROSS CREEK CAPITAL, L.P.

	By:	Cross Creek Capital GP, L.P.,
its Sole General Partner

	By:	Cross Creek Capital, LLC,
its Sole General Partner

	By:	Wasatch Advisors, Inc.,
its Sole Member

	By:	/s/ Daniel Thurber

	Name:	Daniel Thurber

	Title:	Vice President

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	WASATCH FUNDS, INC.

WASATCH SMALL CAP GROWTH FUND

	By:	Wasatch Advisors, Inc.,
its Investment Adviser

	By:	/s/ Daniel Thurber

	Name:	Daniel Thurber

	Title:	Vice President

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	SIGHTLINE HEALTHCARE FUND III, L.P.

	By:	/s/ Joseph Biller

	Name:	Joseph Biller

	Title:	Vice President

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	MARKWELL PARTNERS

	By:	/s/ [illegible]

	Name:	[illegible]

	Title:	Managing Partner

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	DAVID SCOTT FRAMPTON AND GAJA ROBERTA FRAMPTON, AS TRUSTEES OF THE FRAMPTON FAMILY TRUST DTD 4/25/03

	By:	/s/ David Scott Frampton

	Name:	David Scott Frampton

	Title:	Trustee of the Frampton Family Trust

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	LEERINK SWANN HOLDINGS, LLC

	By:	/s/ Tim Gerhold

	Name:	Tim Gerhold

	Title:	General Counsel

INVESTORS:	LEERINK SWANN CO-INVESTMENT FUND, LLC

	By:	/s/ [illegible]

	Name:	[illegible]

	Title:	Managing Director

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	J.F. SHEA CO., INC. AS NOMINEE 1999-114

	By:	/s/ John C. Morrissey

	Name:	John C. Morrissey

	Title:	Executive Vice President

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	THE CONDON FAMILY TRUST

	By:	/s/ Thomas J. Condon

	Name:	Thomas J. Condon

	Title:	TTE

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	/s/ Fredrick Stern
FREDRICK STERN

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	BURWEN FAMILY TRUST U/D/T DATED 9/30/88

	By:	/s/ David M. Burwen

	Name:	David M. Burwen

	Title:	Trustee

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	MICHAEL J. REARDON TRUST AGREEMENT DATED JUNE 5, 1996

	By:	/s/ Michael J. Reardon

	Name:	Michael J. Reardon

	Title:	Trustee

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	/s/ William L. Caton III, M.D.
WILLIAM L. CATON III, M.D.

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	/s/ Patrick Tenney
PATRICK TENNEY

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	WILLIAM S. BROWN AND BARBARA G. BROWN, OR THEIR SUCCESSORS, AS TRUSTEES OF THE BROWN FRT DTD 3/10/99

	By:	/s/ William S. Brown

	Name:	William S. Brown

	By:	/s/ Barbara G. Brown

	Name:	Barbara G. Brown

	Title:	Trustees

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	/s/ John M. Harland
JOHN M. HARLAND

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	/s/ Heath Lukatch
HEATH LUKATCH

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	NR07, LLC

	By:	/s/ Sumner Rosenberg

	Name:	Sumner Rosenberg

	Title:	President/Manager

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	TTC FUND 1B TRUST

	By:	/s/ Philip Albert

	Name:	Philip Albert

	Title:	Trustee

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	ERIK T. ENGELSON, TRUSTEE OF THE ERIK T. ENGELSON TRUST UTD DATED MARCH 29, 2000

	By:	/s/ Erik T. Engelson

	Name:	Erik T. Engelson

	Title:	Trustee

INVESTORS:	ERIK T. ENGELSON, TRUSTEE OF THE ELISABETH NORTH KUECHLER ENGELSON TRUST UTA DATED JANUARY 17, 2001

	By:	/s/ Erik T. Engelson

	Name:	Erik T. Engelson

	Title:	Trustee

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	STEPHEN J. WEISS AND URSULA G. WEISS, TRUSTEES OF THE WEISS FAMILY TRUST 1996 TRUST

	By:	/s/ Stephen J. Weiss

	Name:	Stephen J. Weiss

	Title:	Trustee

INVESTORS:	/s/ Stephen J. Weiss
STEPHEN J. WEISS

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	/s/ Paul Machle
PAUL MACHLE

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	/s/ Rhett E. Brown
RHETT E. BROWN

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	ROBERT D. MCCULLOCH AND KATHLEEN M. MCCULLOCH, TRUSTEES OR THEIR SUCCESSOR(S) OF THE ROBERT D. MCCULLOCH AND KATHLEEN M. MCCULLOCH FAMILY TRUST DATED NOVEMBER 19, 1997

	By:	/s/ Robert D. McCulloch

	Name:	Robert D. McCulloch

	Title:	Trustee

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	ROBERT F. KORNEGAY, JR. REVOCABLE TRUST U/D/T DATED MAY 27, 2004,
ROBERT F. KORNEGAY, JR., TRUSTEE

	By:	/s/ Robert F. Kornegay

	Name:	Robert F. Kornegay

Title:

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	WORTHINGTON FAMILY TRUST UAD 03/06/07 GAJUS WORTHINGTON & JAMI A. WORTHINGTON TRUSTEES

	By:	/s/ Jami A. Worthington /s/ Gajus Worthington

	Name:	Jami Worthington, Gajus Worthington

	Title:	Trustees

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	PAT AND BETSY COLLINS REVOCABLE TRUST

	By:	/s/Patrick Collins

	Name:	Patrick Collins

	Title:	Trustee

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	VIKRAM AND PRATIMA JOG FAMILY TRUST U/A DATED 6/23/2009

	By:	/s/ Vikram Jog

	Name:	Vikram Jog

	Title:	Trustee

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	FIDELITY CONTRAFUND:
FIDELITY ADVISOR NEW INSIGHTS FUND

	By:	/s/ Gary Ryan

	Name:	Gary Ryan

	Title:	Assistant Treasurer

INVESTORS:	FIDELITY CONTRAFUND: FIDELITY CONTRAFUND

	By:	/s/ Gary Ryan

	Name:	Gary Ryan

	Title:	Assistant Treasurer

INVESTORS:	VARIABLE INSURANCE PRODUCTS FUND II: CONTRAFUND PORTFOLIO

	By:	/s/ Gary Ryan

	Name:	Gary Ryan

	Title:	Assistant Treasurer

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	VERSANT AFFILIATES FUND 1-A, L.P.
VERSANT AFFILIATES FUND 1-B, L.P.
VERSANT SIDE FUND I, L.P.
VERSANT VENTURE CAPITAL I, L.P.

	By:	Versant Ventures I, LLC
its General Partner

	By:	/s/ Samuel D. Colella

	Name:	Samuel D. Colella

	Title:	Managing Director

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	BRADFORD S. GOODWIN AND CATHY W. GOODWIN AS TRUSTEES OF THE GOODWIN FAMILY TRUST U/A/D 7/30/97

	By:	/s/ Brad Goodwin

	Name:	Brad Goodwin

	Title:	Trustee

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:	WS INVESTMENT COMPANY, LLC (2010A)

	By:	/s/ Chris F. Fennell

	Name:	Chris F. Fennell

	Title:	Vice President

[Signature page to Note and Warrant Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

	By:	/s/ Michael H. McKay

	Name:	Michael H. McKay

[Signature page to Note and Warrant Purchase Agreement]

SCHEDULE I

SCHEDULE OF INVESTORS

January 6, 2011

Investor	Purchase Price	Promissory Note	Initial Number of Warrants

Cross Creek Capital, L.P.	$1,365,777.00	$1,365,777.00	48,777
Patrick Tenney	$1,000,000.00	$1,000,000.00	35,714
Colella Family Trust	$400,000.00	$400,000.00	14,285
Mag & Co fbo Fidelity Contrafund: Fidelity Contrafund	$376,567.95	$376,567.95	13,448
Versant Venture Capital I, L.P.	$368,000.00	$368,000.00	13,142
Lehman Brothers P.A. LLC	$148,406.99	$148,406.99	5,300
Cross Creek Capital Employees’ Fund, L.P.	$134,223.00	$134,223.00	4,793
David Scott Frampton and Gaja Roberta Frampton, as Trustees of the Frampton Family Trust Dtd 4/25/03	$124,975.00	$124,975.00	4,463
Mag & Co fbo Variable Insurance Products Fund II: Contrafund Portfolio	$115,781.53	$115,781.53	4,135
Robert D. McCulloch and Kathleen M. McCulloch, Trustee, or their successor(s)	$100,000.00	$100,000.00	3,571
Vikram and Pratima Jog Family Trust u/a dated 6/23/2009	$100,000.00	$100,000.00	3,571
Erik T. Engelson, Trustee of the Erik T. Engelson Trust UTD dated March 29, 2000	$84,000.00	$84,000.00	3,000
Lehman Brothers Healthcare Venture Capital L.P.	$77,536.97	$77,536.97	2,769
Lehman Brothers Partnership Account 2000/2001, L.P.	$66,864.11	$66,864.11	2,388

Investor	Purchase Price	Promissory Note	Initial Number of Warrants

Mag & Co fbo Fidelity Contrafund: Fidelity Advisor New Insights Fund	$41,275.01	$41,275.01	1,474
SightLine Healthcare Fund III, L.P.	$25,000.00	$25,000.00	892
Worthington Family Trust UAD 03/06/07 Gajus Worthington & Jami A Worthington TTEES	$25,000.00	$25,000.00	892
Erik T. Engelson, Trustee of the Elisabeth North Kuechler Engelson Trust UTA dated January 17, 2001	$21,000.00	$21,000.00	750
Stephen J. Weiss and Ursula G. Weiss, Trustees of the Weiss Family 1996 Trust	$20,000.00	$20,000.00	714
Lehman Brothers Offshore Partnership Account 2000/2001, L.P.	$17,340.94	$17,340.94	619
Versant Affiliates Fund 1-B, L.P.	$16,800.00	$16,800.00	600
Leerink Swann Co-Investment Fund, LLC	$16,728.73	$16,728.73	597
Fredrick Stern	$15,956.01	$15,956.01	569
Markwell Partners	$15,533.14	$15,533.14	554
Pat and Betsy Collins Revocable Trust	$10,237.77	$10,237.77	365
Burwen Family Trust U/D/T Dated 9/30/88	$10,000.00	$10,000.00	357
The Condon Family Trust	$10,000.00	$10,000.00	357
J.F. Shea Co., Inc. As Nominee 1999-114	$9,281.82	$9,281.82	331
Versant Affiliates Fund 1-A, L.P.	$8,000.00	$8,000.00	285
Versant Side Fund I, L.P.	$7,200.00	$7,200.00	257
WS Investment Company, LLC (2011A)	$6,764.05	$6,764.05	241
Leerink Swann Holdings, LLC	$5,247.44	$5,247.44	187
John M. Harland	$5,000.00	$5,000.00	178
Michael J. Reardon Trust Agreement dated June 5, 1996	$5,000.00	$5,000.00	178
Paul Machle	$5,000.00	$5,000.00	178
Robert F. Kornegay, Jr. Revocable Trust u/d/t dated May 27, 2004, Robert F. Kornegay, Jr., Trustee	$5,000.00	$5,000.00	178
Stephen J. Weiss	$5,000.00	$5,000.00	178
William L. Caton III M.D.	$3,252.77	$3,252.77	116
Heath Lukatch	$2,800.00	$2,800.00	100
William S. Brown and Barbara G. Brown, or their successors, as Trustees of the Brown FRT DTD 3/10/99	$2,500.0	$2,500.0	89
TTC FUND 1B TRUST	$2,100.0	$2,100.0	75
NR07, LLC	$1,661.7	$1,661.7	59
Bradford S. Goodwin and Cathy W. Goodwin As Trustees of the Goodwin Family Trust U/A/D 7/30/97	$1,500.00	$1,500.00	53
Rhett E. Brown	$1,071.73	$1,071.73	38
Michael H. McKay	$664.43	$664.43	23

Subtotal:	$4,784,048.16	$4,784,048.16	170,840

Exhibit A

FORM OF NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH AN ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE MADE TO FLUIDIGM CORPORATION, 7000 SHORELINE COURT, SUITE 100, SOUTH SAN FRANCISCO, CA 94080 ATTENTION CHIEF FINANCIAL OFFICER.

FLUIDIGM CORPORATION

SUBORDINATED SECURED PROMISSORY NOTE

$[ ]	January 6, 2011

1. FOR VALUE RECEIVED, Fluidigm Corporation, a Delaware corporation (the “Company”) promises to pay to [                    ] (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of [                    ] ($[                    ]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Subordinated Secured Promissory Note (this “Note”) on the unpaid principal balance. Interest will accrue on the outstanding principal amount of this Note at a rate equal to 8% per annum, computed on the basis of the actual number of days elapsed and a year consisting of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest to occur of the following: (i) (A) the closing of the next Qualified Financing (as defined below in Section 5); (B) the closing of a Change of Control (as defined below in Section 5); and (C) January 6, 2012 (the earlier of (A), (B) or (C) is referred to as the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by a Majority in Interest of Investors or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the “Notes” issued pursuant to the Purchase Agreement (as defined below in Section 5).

THE OBLIGATIONS DUE UNDER THIS NOTE ARE (A) SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF JANUARY 6, 2011 AND

EXECUTED BY THE COMPANY FOR THE BENEFIT OF INVESTORS AND (B) SUBJECT TO AND SUBORDINATED BY A SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JANUARY 6, 2011 AND EXECUTED BY THE COMPANY AND THE INVESTOR. ADDITIONAL RIGHTS AND OBLIGATIONS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT AND THE SUBORDINATION AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.        Payments.

  (a)        Interest. Accrued interest on this Note shall be payable at maturity.

  (b)        Voluntary Prepayment. The Company shall not prepay this Note without the written consent of a Majority in Interest of Investors (as defined below in Section 5).

  (c)        Change of Control Liquidation Preference. Notwithstanding the introductory paragraph to this Note, if, prior to the repayment of the Note but after the six month anniversary of the issuance date of the Note (the “Issuance Date”), the Company consummates a Change of Control, then the Investor will be entitled to repayment of an amount equal to 2.5 times the outstanding principal amount of the Note, together with accrued and unpaid interest on the outstanding principal amount to the closing date of the Change of Control. Notwithstanding the foregoing, in the event the Company has executed a definitive agreement relating to a Change of Control prior to the six month anniversary of the Issuance Date and such Change of Control does not close until after such six month anniversary due to waiting periods for receipt of regulatory approvals and satisfaction of other customary closing conditions, then the 2.5 times liquidation preference set forth in this Section 1(c) will not apply to such Change of Control.

2.        Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

  (a)        Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay; or

  (b)        Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 2(a)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure; or

  (c)        Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

  (d)        Other Payment Obligations. Defaults shall exist under any agreements of the Company with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Company, in each case, in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000); or

  (e)        Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

  (f)        Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

  (g)        Judgments. A final judgment or order for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) (exclusive of amounts covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its Subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

3.        Rights of Investor upon Default. Subject to the terms of the Subordination Agreement, upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(e) or 2(f)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(e) and 2(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Subject to the terms of the Subordination Agreement, in addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Majority in

Interest of Investors, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.        Subordination. The Obligations evidenced by this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness.

  (a)        Lien Subordination. Investor subordinates to holders of Senior Indebtedness any Lien that Investor may have or in the future obtain in any property of the Company. Notwithstanding the respective dates of attachment or perfection of the security interest of Investor and the security interest of holders of Senior Indebtedness, the security interest of holders of Senior Indebtedness in the property of the Company shall at all times be prior to the security interest of Investor. The subordination and priorities set forth in this paragraph are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this paragraph shall not be effective as to the particular property that is the subject of the unperfected or avoidable security interest.

  (b)        Payment Subordination. All Obligations are subordinated in right of payment to all obligations of the Company to holders of Senior Indebtedness now existing or hereafter arising. Investor will not demand or receive from the Company (and the Company will not pay to Investor) all or any part of the Obligations, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Investor exercise any remedy with respect to any collateral securing Senior Indebtedness, nor will Investor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any Senior Indebtedness remains outstanding. Notwithstanding the foregoing, the Investor shall be entitled to receive (i) equity securities of the Company from the conversion of all or any part of the Obligations and payments of cash in lieu of issuing fractional shares in connection with any such conversions, (ii) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 4 and (iii) other payments consented to in writing by holders of Senior Indebtedness.

  (c)        Turnover. Investor shall promptly deliver to holders of Senior Indebtedness in the form received (except for endorsement or assignment by Investor where required by holders of Senior Indebtedness) for application to the Senior Indebtedness any payment, distribution, security or proceeds received by Investor with respect to the Obligations other than in accordance with this Section 4.

  (d)        Insolvency Proceedings. In the event of the Company’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 4 shall remain in full force and effect, and except as otherwise permitted in this Section 4 the Senior Indebtedness shall be paid in full before any payment is made to Investor.

  (e)        Subrogation. Subject to the payment in full of all Senior Indebtedness, Investor shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 4) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Investor, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Investor would be entitled except for the provisions of this Section 4 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Investor, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

  (f)        Further Assurances. By acceptance of this Note, Investor agrees to execute and deliver forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Investor’s rights hereunder, Company may require that Investor execute such forms of subordination agreement.

  (g)        Reliance of Holders of Senior Indebtedness. Investor, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

  (h)        Applicability of Priorities. The priority of the holder of the Senior Indebtedness provided for herein with respect to Liens (but not payment) are applicable only to the extent that such Liens are enforceable and perfected and have not been avoided; if a Lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the holder of the Senior Indebtedness or any part thereof, the priority of Lien (but not payment) provided for herein shall not be available to such Lien to the extent that it is avoided or determined to be unenforceable or unperfected. The foregoing notwithstanding, Investor covenants and agrees that it shall not challenge, attack or seek to avoid any Lien to the extent that it secures any holder of the Senior Indebtedness. Nothing in this Section 4(h) affects the operation of any subordination of indebtedness or turnover of payment provisions hereof, or of any other agreements among any of the parties hereto. Nothing in this Section 4(h) impairs or limits Investor’s subordination set forth in Section 4(b).

  (i)        Other Indebtedness. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

5.        Definitions. As used in this Note, the following capitalized terms have the following meanings:

  “Change of Control” shall mean (i) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least 50% of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

  “Event of Default” has the meaning given in Section 2 hereof.

  “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person to whom this Note is transferred or assigned pursuant to Section 6(a) of this Note.

  “Investors” shall mean the investors that have purchased Notes pursuant to the Purchase Agreement and any person to whom the Notes are transferred or assigned pursuant to Section 6(a) of each Note.

  “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

  “Majority in Interest of Investors” shall mean Investors holding more than 50% of the aggregate outstanding principal amount of the Notes.

  “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

  “Notes” shall mean the subordinated secured promissory notes issued pursuant to the Purchase Agreement.

  “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

  “Purchase Agreement” shall mean the Note and Warrant Purchase Agreement, dated as of January 6, 2011 (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto.

  “Qualified Financing” is a transaction or series of transactions pursuant to which the Company issues and sells shares of its capital stock with the principal purpose of raising capital for aggregate gross proceeds of at least $25,000,000.

  “Securities Act” shall mean the Securities Act of 1933, as amended.

  “Security Agreement” has the meaning given in the introductory paragraphs to this Note.

  “Senior Indebtedness” shall mean the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with that certain Loan and Security Agreement No. 4561, entered into as of March 29, 2005 by and between Lighthouse Capital Partners V, L.P. and the Company, as amended from time to time, and that certain revolving credit with Bridge Bank, National Association (“Bridge Bank”) entered into with Bridge Bank in December 2010 (in each case, excluding any amendments after the date of this Note that increases the principal amount available to be borrowed thereunder).

  “Transaction Documents” shall mean this Note, each of the other Notes, the Purchase Agreement, the Warrants, the Security Agreement, and the Subordination Agreement.

  “Warrant” shall mean the warrant issued to Investor under the Purchase Agreement.

6.        Miscellaneous.

  (a)        Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

      (a)        Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      (b)        Each Note transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

      (c)        Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

  (b)        Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note, (ii) reduce the rate of interest of this Note, or (iii) increase the amount to be paid by any Investor for this Note, without the Investor’s written consent, provided further that, no special consideration or inducement may be given to any Investor in connection with such consent that is not given ratably to all Investors, and that such amendment must apply to all Investors equally and ratably in accordance with the principal amount of Notes held by each Investor.

  (c)        Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

  (d)        Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

  (e)        Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

  (f)        Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

  (g)        Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

  (h)        Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

  (i)        Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents. If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Note, the Transaction Documents or any of the transactions contemplated therein shall be settled by judicial reference pursuant to Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

*  *  *  *  *

The Company has caused this Note to be issued as of the date first written above.

FLUIDIGM CORPORATION,
a Delaware corporation

By:
Gajus V. Worthington,
President, Chief Executive Officer

[Signature Page to Subordinated Convertible Promissory Note]

Exhibit B

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF SERIES E-1 PREFERRED STOCK

of

FLUIDIGM CORPORATION

Dated as of January 6, 2011

Void after the date specified in Section 8

No. [ ]	Warrant to Purchase Shares of Series E-1 Preferred Stock

THIS CERTIFIES THAT, for value received, [                    ], or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Fluidigm Corporation, a Delaware corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in the Note and Warrant Purchase Agreement, dated as of January 6, 2011, by and among the Company and the purchasers described therein (the “Purchase Agreement”). This Warrant is one of a series of warrants referred to as the “Warrants” in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.    Number and Price of Shares; Exercise Period.

(a)  Definition of Shares. “Shares” shall mean Series E-1 preferred stock.

(b)  Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to the number of Shares that equals the quotient obtained by dividing (x) the Base Coverage (as defined below) by (y) the Base Price (as defined below), prior to (or in connection with) the expiration of this Warrant as provided in Section 8.

(i)  Definition of Base Coverage. “Base Coverage” shall mean twenty-five percent (25%) of the original principal amount of the Note (as defined below); provided, however, that if the Note remains outstanding on the six month anniversary of the issuance date of the Note (the “Issuance Date”), Base Coverage shall mean forty-five percent (45%) of the original principal amount of the Note. Notwithstanding the foregoing, if the Company has executed a definitive agreement relating to a Change of Control prior to the six month anniversary of the Issuance Date and such Change of Control does not close until after such six month anniversary due to waiting periods for receipt of regulatory approvals and satisfaction of other customary closing conditions, then the additional 20% Base Coverage that would otherwise apply at the six month anniversary shall not apply, and the applicable Base Coverage shall remain fixed at 25%.

(ii)  Definition of Base Price. “Base Price” shall mean $7.00 (as adjusted for stock splits, stock dividends or distributions, recapitalizations and similar events with respect to the Series E-1 preferred stock).

(iii)  Definition of Note. “Note” shall mean the subordinated secured convertible promissory note issued by the Company to the Holder on the date of this Warrant pursuant to the Purchase Agreement.

(c)  Exercise Price. The exercise price per Share shall be equal to $0.01, subject to adjustment pursuant hereto (the “Exercise Price”).

(d)  Exercise Period. This Warrant shall be exercisable, in whole or in part, at any time prior to (or in connection with) the expiration of this Warrant as set forth in Section 8.

2.    Exercise of the Warrant.

(a)  Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(i)  the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)  the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(b)  Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X =	Y(A – B)

A

Where:

X	=	The number of Shares to be issued to the Holder

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one Share (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith, which determination shall include consideration of the illiquidity of such Share; provided, however, that:

(i)  if the securities are then traded on a national securities exchange or The NASDAQ Stock Market (or a similar national quotation system) at the time of such exercise, then the fair market value per Share shall be the product of (x) the average of the closing price of the common stock on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable;

(ii)  if the securities are actively traded over-the-counter at the time of such exercise, then the fair market value per Share shall be the product of (x) the average of the closing bid prices of the common stock over the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable; or

(iii)  if the Warrant is exercised in connection with the Company’s initial public offering of common stock, the fair market value per Share shall be the product of (x) the per share offering price to the public of the Company’s initial public offering and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable.

(c)  Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(d)  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(e)  Automatic Exercise. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 8, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 2(b) effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Shares, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

(f)  Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Series E-1 preferred stock for the purpose of effecting the exercise of this Warrant such number of shares (and shares of common stock for issuance on conversion of such shares) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Series E-1 preferred stock (and shares of common stock for issuance on conversion of such shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Series E-1 preferred stock (and shares of common stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

3.    Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.     Transfer of the Warrant.

(a)  Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b)  Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c)  Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)  Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e)  Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5.    Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)  Restrictions on Transfers. Any transfer of this Warrant or the Shares or the shares of common stock issuable upon conversion of the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder.

(b)  Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(c)  Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(d)  Market Stand-off Legend. The Shares and common stock issued upon exercise hereof or conversion thereof shall also be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

(e)  Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(f)  Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(c) stamped on a certificate evidencing the Shares (and the common stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

6.    Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)  Merger or Reorganization.    If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b)  Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 8) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)  Subdivisions and Combinations. In the event that the outstanding shares of the securities issuable upon exercise of this Warrant are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of the securities issuable upon exercise of this Warrant are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)  Redemption. In the event that all of the outstanding shares of the securities issuable upon exercise of this Warrant are redeemed in accordance with the Company’s certificate of incorporation, this Warrant shall thereafter be exercisable for a number of shares of the Company’s common stock equal to the number of shares of common stock that would have been received if this Warrant had been exercised in full immediately prior to such redemption and the Series E-1 preferred stock received thereupon had been simultaneously converted into common stock.

(e)  Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7.    Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a)  the issuance of any dividend or other distribution on the capital stock of the Company (other than (i) dividends or distributions otherwise provided for in Section 6, (ii) repurchases of common stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of common stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities;

(b)  the voluntary liquidation, dissolution or winding up of the Company; or

(c)  any transaction resulting in the expiration of this Warrant pursuant to Section 8(b) or 8(c);

the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the holders of a majority of the Shares issuable upon exercise of the rights under the Warrants.

8.    Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a)  5:00 p.m., Pacific time, on January 6, 2021;

(b)  (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of transactions continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Company; or

(c)  immediately prior to the closing of a firm commitment underwritten initial public offering on Form S-1 (or successor form) filed under the Securities Act covering the offer and sale of the Company’s common stock; provided, however, that all outstanding shares of Preferred Stock of the Company shall convert either automatically or though stockholder consent or vote, into shares of Common Stock in connection with such initial public offering.

9.    No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

10.  Market Stand-off. The Holder of this Warrant hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s initial public offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate with a legend as substantially set forth in Section 5(d) with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this section.

11.  Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a)  No Registration.  The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)  Investment Intent.  The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c)  Investment Experience.  The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d)  Speculative Nature of Investment.  The Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e)  Access to Data.  The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(f)  Accredited Investor.  The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g)  Residency.  The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(h)  Restrictions on Resales.  The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i)  No Public Market.  The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j)  Brokers and Finders.  The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(k)  Legal Counsel.  The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(l)  Tax Advisors.  The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of the Holder’s receipt of this Warrant and the transactions contemplated by this Warrant.

12.  Miscellaneous.

(a)  Amendments.  Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the holders of warrants representing not less than a majority of the Shares issuable upon exercise of any and all outstanding Warrants, which majority does not need to include the consent of the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 12(a) shall be binding upon each holder of the Warrants, each future holder of such Warrants and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of the Company’s Series E-1 preferred stock issuable upon exercise of the Warrants. The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 12(a).

(b)  Waivers.  No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)  Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i)      if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii)      if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder, with a copy to Robert F. Kornegay, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d)  Governing Law.  This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(e)  Jurisdiction and Venue.  Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.

(f)  Titles and Subtitles.  The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g)  Severability.  If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h)  Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT. If the waiver of jury trial set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Warrant shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(i)  California Corporate Securities Law.  THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(j)  Saturdays, Sundays and Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(k)  Rights and Obligations Survive Exercise of the Warrant.  Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(l)   Entire Agreement.  Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

*  *  *  *  *

The Company and the Holder sign this Warrant as of the date stated on the first page.

FLUIDIGM CORPORATION,
a Delaware corporation

By:
Gajus V. Worthington,
President and Chief Executive Officer

Address:

7000 Shoreline Court, Suite 100
South San Francisco, CA 94080

AGREED AND ACKNOWLEDGED,

[ ]

By:

Name:

Title:

Address:

Fax number:

Email address:

[Signature Page to Warrant to Purchase Shares of Series E-1 Preferred Stock of Fluidigm Corporation]

EXHIBIT A

NOTICE OF EXERCISE

To:	Fluidigm Corporation, a Delaware corporation (the “Company”)

Attention:	President & CEO

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	A cash payment and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other—Name:

Address:

(4)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐	The undersigned

☐	Other—Name:

Address:

☐	Not applicable

(5)

Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties

A-1

of the undersigned set forth in Section 11 of the attached warrant are true and correct as of the date hereof.

(6)	Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(7)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

[Signature Page to Notice of Exercise]

A-2

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

AND

MARKET STAND-OFF AGREEMENT

INVESTOR:

COMPANY:	FLUIDIGM CORPORATION, A DELAWARE CORPORATION

SECURITIES:	THE WARRANT ISSUED ON JANUARY 6, 2011 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF (INCLUDING UPON SUBSEQUENT CONVERSION OF THOSE SECURITIES)

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1.            No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2.            Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3.            Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4.            Speculative Nature of Investment. The Investor understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.            Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

A-1-1

6.            Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

7.            Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8.            Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

9.            No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10.          Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11.          Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12.          Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

A-1-2

13.          Market Stand-off. The Investor hereby agrees that the Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s initial public offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate with a legend as substantially set forth in Section 5(e) with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Investor agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this section.

*  *  *  *  *

A-1-3

The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

A-1-4

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	FLUIDIGM CORPORATION, A DELAWARE CORPORATION

WARRANT:	THE WARRANT TO PURCHASE SHARES OF SERIES E-1 PREFERRED STOCK ISSUED ON JANUARY 6, 2011 (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint                                          as attorney to make such transfer on the books of Fluidigm Corporation, maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 11 of the Warrant are true and correct as to Assignee as of the date hereof.

(4)	Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

B-1

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

B-2

Exhibit C

FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT AND THE RIGHTS OF COLLATERAL AGENT AND THE INVESTORS HEREUNDER ARE SUBJECT TO A SUBORDINATION AGREEMENT, DATED AS OF JANUARY 6, 2011, AMONG LIGHTHOUSE CAPITAL PARTNERS V, L.P., BRIDGE BANK, NATIONAL ASSOCIATION, THE COMPANY AND THE INVESTORS (THE “SUBORDINATION AGREEMENT”).

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of January 6, 2011, is executed by Fluidigm Corporation, a Delaware corporation (together with its successors and assigns, “Company”), in favor of Collateral Agent (as herein defined) on behalf of the Investors listed on the signature pages hereof.

RECITALS

A.            The Company and the Investors have entered into a Note and Warrant Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has issued secured, subordinated promissory notes, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, (each a “Note” and collectively, the “Notes”) in an aggregate principal amount of up to $5,000,000 in favor of the Investors.

B.            In order to induce each Investor to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Investors, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Collateral Agent and the Investors as follows:

1.    Definitions and Interpretation.    When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Collateral Agent and the Investors of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to the Warrants or any warrants to purchase Company’s capital stock.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of the Collateral Agent; (e) Liens upon any equipment acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (h) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (j) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business; (k) leases, subleases, licenses, sub-licenses and similar arrangements for the use of the property of the Company granted in the ordinary course of business; (l) Liens in favor of Lighthouse Capital Partners V, L.P. pursuant to the Loan and Security Agreement, dated March 29, 2005, as amended, with Lighthouse Capital Partners V, L.P.; (m) Liens in favor of Bridge Bank, National Association (“Bridge Bank”), pursuant to that certain revolving credit line entered into December 2010 with Bridge Bank; (n) Liens incurred in the extension, renewal or refinancing of any of the indebtedness secured by any Permitted Lien; (o) Liens in favor of financial institutions arising in connection with the Company’s deposit and securities accounts held at such institutions; and (p) other Liens which, individually or in the aggregate, would not (i) reasonably be expected to have a material adverse effect on the Company’s business or the Liens granted to Collateral Agent hereunder and (ii) do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

“UCC” means the Uniform Commercial Code as in effect in the State of Washington from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.    Grant of Security Interest.    As security for the Obligations, Company hereby pledges to Collateral Agent and grants to Collateral Agent a security interest of first priority (except for Permitted Liens) in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).

3.    General Representations and Warranties.    Company represents and warrants to Collateral Agent and the Investors that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Collateral Agent has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the address of the Company set forth in Section 9 of this Security Agreement.

4.    Covenants Relating to Collateral.    Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Collateral Agent therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all material taxes and other governmental charges, all material Liens and all other material charges now or hereafter imposed upon or affecting any Collateral; (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Collateral Agent all originals of Collateral consisting of instruments; (e) if Collateral Agent gives value to enable Company to acquire rights in or the use of any Collateral, to use such value for such purpose; (f) not to surrender or lose possession of (other than to Collateral Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; provided that Company may sell, lease, transfer, license or otherwise dispose of any of the Collateral in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, (iii) licenses and similar arrangements for the use of the property of Company, and (iv) other dispositions and transfers in an amount not to exceed $250,000 in the aggregate in any fiscal year; and (g) to permit Collateral Agent and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Company and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Company’s affairs, finances and accounts with its directors, officers and independent public accountants.

5.    Authorized Action by Collateral Agent.    Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to: (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys’ fees, Collateral Agent may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

6.    Default and Remedies.

(a) Default.    Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

(b) Remedies.    Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Company to assemble the Collateral and make it available to Collateral Agent and the Investors at a place to be designated by Collateral Agent and the Investors; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Investors deem appropriate. Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Collateral Agent’s rights hereunder, Company hereby grants to Collateral Agent an irrevocable, non-exclusive license, exercisable without royalty or other payment by Collateral Agent, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored. Notwithstanding any provision of this Security Agreement, the Collateral Agent’s and the Investors’ rights and remedies under this Security Agreement are subject to the terms and conditions of the Subordination Agreement and to the extent that any provisions of this Security Agreement are inconsistent with any of terms and conditions of the Subordination Agreement, the terms and conditions of the Subordination Agreement shall control.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

  (i)      First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

 (ii)      Second, to the payment to each Investor of the amount then owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

(iii)      Third, to the payment of other amounts then payable to each Investor under any of the Transaction Documents, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under such Transaction Documents, then its Pro Rata Share of the amount remaining to be distributed; and

(iv)      Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating an Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Investor’s Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes issued under the Purchase Agreement. In the event that an Investor receives payments or distributions in excess of its Pro Rata Share, then such Investor shall hold in trust all such excess payments or distributions for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

7.    Collateral Agent.

(a) Appointment.    The Investors hereby appoint [                    ] as collateral agent for the Investors under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of the Security Agreement.

(b) Powers and Duties of Collateral Agent, Indemnity by Investors.

  (i)      Each Investor hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers with regard to the security interest granted herein, the rights to the Collateral and all other rights and remedies hereunder, solely as requested in writing by a Majority in Interest of Investors in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith. These powers are granted to the Collateral Agent in order empower the Collateral Agent to promote the best interests of all the Investors, taken as a whole, and not the interests any one Investor or group of Investors at the expense of others.

 (ii)      Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Investor or to Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for: (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Company’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Company to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii)      In the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, Company agrees to pay to the Collateral Agent, on demand, all fees and expenses incurred in connection with the operation and enforcement of this Security Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Company, except that if the Company has not paid such fees to Collateral Agent, then each of the Investors shall pay its Pro Rata Share of such fees and expenses. In the case of this Security Agreement and each instrument and document relating to any of the Collateral, the Company hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent, except if the Company has not paid such loss, damage, expense or liability to the Collateral Agent, then each of the Investors shall pay its Pro Rata Share of such loss, damage, expense or liability. Notwithstanding the foregoing, in no event will the aggregate obligations of any Investor under this Section 7(b)(iii) exceed the principal amount of the Note held by the Investor.

8.    Investors’ Rights; Company Waivers.

(a)  Any Investor’s acceptance of partial or delinquent payment from Company under any Note or hereunder, or an Investor’s or the Collateral Agent’s failure to exercise any right hereunder, or the partial exercise of any such right, shall not constitute a waiver of any obligation of Company hereunder, or any right of any of the Investors hereunder, and shall not affect in any way the right to require full performance at any time thereafter.

(b)  Company waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Obligations; (ii) any right to require the Collateral Agent or an Investor (A) to proceed against any person or entity, (B) to exhaust any other collateral or security for any of the Obligations, or (C) to pursue any remedy in the Collateral Agent or an Investor’s power.

9.    Miscellaneous.

(a)  Notices.    Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed, delivered or transmitted via electronic mail to each party to the facsimile number, address or electronic mail address set forth below (or to such other facsimile number, address or electronic mail address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) one business day after being faxed or transmitted via electronic mail (in either case, with receipt of appropriate confirmation).

Collateral Agent:

[                                ]

[                                 ]

[                                 ]

Attention: [                                ]

Telephone: [                                ]

Email: [                                ]

with a copy to:

[                                ]

[                                 ]

[                                 ]

Telephone: [                                ]

Facsimile: [                                ]

Email: [                                ]

Company:

Fluidigm Corporation

Attn: Corporate Secretary

7000 Shoreline Court, Suite 100

South San Francisco, CA 94080

Telephone: (650) 266-6000

Facsimile: (650) 871-7152

Email: [                                ]

with a copy to:

Robert F. Kornegay

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

Email: rkornegay@wsgr.com

(b) Termination of Security Interest.    Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination Collateral Agent hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Collateral Agent will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

(c) Nonwaiver.    No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d) Amendments and Waivers.    This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company, Collateral Agent and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall adversely affect the rights or increase obligations of an Investor under this Agreement without a corresponding equivalent change in the rights and obligations of all other Investors, without the prior written consent of each such adversely affected Investor. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e) Assignments.    This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(f) Cumulative Rights, etc.    The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder. Company waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power.

(g) Payments Free of Taxes, Etc.    All payments made by Company under the Transaction Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h) Partial Invalidity.    If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i) Construction.    Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Investors, Collateral Agent and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company, Investors or Collateral Agent.

(j) Entire Agreement.    This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company, Investors and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k) Other Interpretive Provisions.    References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(l) Governing Law.    This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

(m) Counterparts.    This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

FLUIDIGM CORPORATION

Gajus V. Worthington, President & CEO

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

AGREED:

[ ],
As Collateral Agent

By:

Name:

Title:

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

INVESTOR:

By:

Name:

Title:

[Signature Page to Security Agreement]

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Company in and to the following property:

(i)      All Accounts;

(ii)     All Chattel Paper;

(iii)    All Deposit Accounts and cash;

(iv)     All Documents;

(v)      All Equipment;

(vi)     All General Intangibles (other than Intellectual Property);

(vii)    All Goods;

(viii)   All Instruments;

(ix)     All Inventory;

(x)      All Investment Property;

(xi)     All Letter-of-Credit Rights

(xii)    To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of California as in effect from time to time.

Exhibit D

FORM OF SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT

(SECURED DEBT)

{PRIVATE}

This SUBORDINATION AGREEMENT (secured debt) (this “Agreement”), dated as of January     , 2011, is between, on the one hand, each undersigned holder (each a “Holder” and collectively the “Holders”) of Subordinated Secured Promissory Notes issued pursuant to that certain Note and Warrant Purchase Agreement dated January     , 2011 (each a “Note” and collectively the “Notes”) issued by Fluidigm Corporation (“Company”), and, on the other hand, (a) Lighthouse Capital Partners V, L.P., a Delaware limited partnership (“LCP”), lender to Company under that certain Loan and Security Agreement, dated March 29, 2005, as amended (all obligations of payment and performance due or to become due thereunder, as the same may be amended from time to time, are the “LCP Obligations”) and (b) Bridge Bank, National Association (“BB,” BB together with LCP are the “Lenders” and each individually is a “Lender”), lender to Company under that certain Business Financing Agreement, dated December 13, 2010 (all obligations of payment and performance due or to become due thereunder, as the same may be amended from time to time, are the “BB Obligations”), with references to the following:

WHEREAS, the Notes are secured by the property of the Company, and are to be subordinated to the LCP Obligations and the BB Obligations (the LCP Obligations and the BB Obligations are collectively the “Debt Obligations”);

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

1.    Subordination.  Regardless of (i) any agreement of any Holder or Lender with Company, (ii) the time, place, manner or order of attachment, perfection, or the filing of UCC-1 filings or other documents, or (iii) the giving or failure to give notice, each Holder does hereby subordinate payment by Company on its Notes to the full and final payment of the Debt Obligations. So long as any Debt Obligations remain outstanding, each Holder agrees (a) that all payments, any collateral security now or hereafter obtained from any source as collateral or security for Company’s obligations to Holders (“Holder Collateral”), and any proceeds thereof received by Holders, shall be held by them in trust for Lenders for the payment of the Debt Obligations, and turned over to the Lenders in kind upon receipt of notice from a Lender, and (b) to not foreclose upon Holder Collateral, if any, without Lenders’ prior written consent. Any lien of Holders in any Holder Collateral is expressly subordinated to the lien of the Lenders therein. Nothing in this Agreement prohibits the Holders from electing to convert or the Company from converting the Notes into equity securities of the Company regardless of whether the Debt Obligations have been fully paid.

2.      Acknowledgment of Lenders’ Rights and Remedies.  The Lenders have entered into that certain Intercreditor Agreement dated as of December 13, 2010 (the “Intercreditor Agreement”), which as between the Lenders provides, among other things, for lien and payment priorities between the Lenders and other matters respecting Holder Collateral. Nothing herein contained shall alter or impair the rights of either Lender under the Intercreditor Agreement, and nothing herein shall give any Holder any rights under or with respect to the Intercreditor Agreement. As between the Lenders, the Lenders shall conduct matters respecting Holder Collateral, including disposition of proceeds held in trust turned over by a Holder pursuant to Section 1 hereof, pursuant to the terms of the Intercreditor Agreement. Without amending any term of the Intercreditor Agreement or making any of them parties thereto or granting them any rights thereunder, and using the Intercreditor Agreement solely as a reference, each Holder and the Collateral Agent, as defined in the Security Agreement dated as of January     , 2011 by and between Collateral Agent and Company, hereby incorporates each of the waivers, understandings and obligations of LCP in favor of BB contained in such Intercreditor Agreement as if fully set forth herein and adopts each of them as its own in favor of Lenders.

3.        Bankruptcy.  Each Holder agrees that upon any distribution of assets or readjustment of indebtedness of Company, whether by liquidation, bankruptcy, assignment for the benefit of creditors, or otherwise, the Lenders shall receive payment in full on the Debt Obligations before Holder receives payment of any amounts due under the Notes, and any amounts that would otherwise be due to Holder shall be paid to the Lenders. In furtherance thereof, each Holder authorizes the Lenders to make and vote (without a Lender being obligated to make or vote) any and all proofs of claim respecting the Notes in any such proceeding and to receive and collect all dividends or other payments thereupon; provided that the Lenders will pay over to Holders a pro rata distribution of amounts received by the Lenders in excess of that necessary for the full and final satisfaction of the Debt Obligations; provided further, that under no circumstances will the Holders or the Lenders vote the claims in a manner which (i) modifies any rights of lien priority of a party hereto, (ii) challenges the rights, remedies or validity of a Lender’s loan or liens, and (iii) causes any change in the terms or maturity of the Debt Obligations absent the prior written consent of the affected Lender, except as, as between the Lenders only and not Holders, as provided in the Intercreditor Agreement. Holders agree to execute such instruments of assignment and other documents as may be necessary to enforce such claims and collect such dividends or to otherwise carry out the intent and purpose hereof.

4.        Representations.  Each party hereto warrants and represents to the others that it has full power and authority to enter hereinto and to perform all obligations hereunder, that this Agreement is valid, binding and enforceable in accordance with its terms and that execution and performance hereof does not violate any agreement with any other person or entity. Each Holder represents and warrants that it (i) is the owner of the Notes, free and clear of the claims of any others, (ii) has not heretofore subordinated or assigned the Notes or its interest in Holder Collateral to any entity, (iii) will not transfer any Notes to any entity other than one which agrees to be bound hereby, and (iv) waives any rights to claim that the enforceability of this Agreement may be affected by any subsequent modification, release, extension, or change in the Debt Obligations.

5.        No Third Party Beneficiaries.  Company has no rights hereunder. This Agreement is made only for the benefit of Holders and the Lenders and their respective successors and assigns, and may not be relied upon by any other third party, including Company or any successor thereto or any judgment lien creditor thereof. Nothing herein shall constitute a commitment or agreement by LCP, BB or Holders to provide funds to Company.

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6.        Miscellaneous.  This Agreement: (i) may only be amended by a writing signed by LCP, BB and the affected Holder; (ii) contains the entire agreement between Holders and the Lenders with respect to its subject matter, and all prior negotiations, documents and discussions are superseded hereby; (iii) shall be governed by the laws of the state of California; (iv) may be executed in counterparts delivered by telefacsimile, all of which, when taken together, shall constitute one and the same original document; (v) may be attached to a Form UCC-1 and filed in the public records of any jurisdiction; and (vi) shall terminate upon the full, final and indefeasible payment and performance by Company to the Lenders of all Debt Obligations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

By:
Thomas Conneely
Vice President

BRIDGE BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

Company hereby acknowledges and consents to the Agreement, promises to take all such action as may be necessary to fulfill its essential intent and purpose, agrees that failure to do so shall be an Event of Default under the Debt Obligations, and acknowledges that in the transactions referenced herein it has been advised to seek, and has selected, counsel of its own choosing.

FLUIDIGM CORPORATION

By:

Name:	Gajus V. Worthington

Title:	President, Chief Executive Officer

[Signature Page to Subordination Agreement]

HOLDER:

By:

Name:

Title:

[Signature Page to Subordination Agreement]

Exhibit E

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF FLUIDIGM CORPORATION

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

FLUIDIGM CORPORATION

Fluidigm Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.      The name of the corporation is Fluidigm Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 29, 2007.

B.      This Sixth Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and restates, integrates and further amends the provisions of the Corporation’s Fifth Amended and Restated Certificate of Incorporation.

C.      The text of the Fifth Amended and Restated Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Fluidigm Corporation has caused this Sixth Amended and Restated Certificate of Incorporation to be signed by Gajus V. Worthington, a duly authorized officer of the Corporation, on                      , 20    .

Gajus V. Worthington,
President and Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the corporation is Fluidigm Corporation (the “Corporation”).

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE IV

1.    Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is 51,199,572, consisting of 31,704,200 shares of Common Stock, $0.0035 par value per share (“Common Stock”) and 19,495,372 shares of Preferred Stock, $0.0035 par value per share (“Preferred Stock”). The Preferred shall be divided into series. The first series shall consist of 657,132 shares and shall be designated Series A Preferred Stock (“Series A Preferred Stock”). The second series shall consist of 1,835,354 shares and shall be designated Series B Preferred Stock (“Series B Preferred Stock”). The third series shall consist of 4,632,898 shares and shall be designated Series C Preferred Stock (“Series C Preferred Stock”). The fourth series shall consist of 3,782,690 shares and shall be designated Series D Preferred Stock (“Series D Preferred Stock”). The fifth series shall consist of 106,122 shares and shall be designated Series D-1 Preferred Stock (“Series D-1 Preferred Stock”). The sixth series shall consist of 7,802,775 shares and shall be designated Series E Preferred Stock (“Series E Preferred Stock”). The eighth series shall consist of 678,401 shares and shall be designated Series E-1 Preferred Stock (“Series E-1 Preferred Stock”).

The terms and provisions of the Common Stock and Preferred Stock are as follows:

2.     Definitions. For purposes of this Article IV, the following definitions shall apply:

(a)    “Conversion Price” shall mean $3.85 per share for the Series A Preferred Stock, $6.23 per share for the Series B Preferred Stock, $9.03 per share for the Series C Preferred Stock, $9.80 per share for the Series D Preferred Stock, $7.00 per share for the Series D-1 Preferred Stock, $10.77 for the Series E Preferred Stock, and $7.00 per share for the Series E-1 Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(b)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities (other than shares of Common Stock) convertible into or exchangeable for Common Stock.

(c)    “Corporation” shall mean Fluidigm Corporation.

(d)    “Dividend Rate” shall mean an annual rate of $0.385 per share for the Series A Preferred Stock, an annual rate of $0.63 for the Series B Preferred Stock, an annual rate of $0.91 per share for the Series C Preferred Stock, an annual rate of $1.05 per share for the Series D Preferred Stock, an annual rate of $0.75 per share for the Series D-1 Preferred Stock, an annual rate of $1.505 per share for the Series E Preferred Stock, and an annual rate of $0.753 per share for the Series E-1 Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(e)    “Liquidation Preference” shall mean $3.85 per share for the Series A Preferred Stock, $6.23 per share for the Series B Preferred Stock, $9.03 per share for the Series C Preferred Stock, $9.80 per share for the Series D Preferred Stock, $7.00 per share for the Series D-1 Preferred Stock, $14.00 for the Series E Preferred Stock, and $7.00 per share for the Series E-1 Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(f)    “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(g)    “Original Issue Price” shall mean $3.85 per share for the Series A Preferred Stock, $6.23 per share for the Series B Preferred Stock, $9.03 per share for the Series C Preferred Stock, $9.80 per share for the Series D Preferred Stock, $7.00 per share for the Series D-1 Preferred Stock, $14.00 for the Series E Preferred Stock, and $7.00 per share for the Series E-1 Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(h)    “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series E Preferred Stock, and Series E-1 Preferred Stock.

3.    Dividends.

(a)    Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock. The holders of outstanding shares of Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rates specified for such shares of Preferred Stock, payable in preference and priority to any declaration or payment of any distribution on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock during any fiscal year of the Corporation, other than dividends on the Common Stock payable solely in Common Stock, until all dividends at the applicable Dividend Rate on the Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock have been declared and paid or set apart for payment to the holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock. Payment of

any dividends to the holders of the Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for the Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, as applicable. The right to receive dividends on shares of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.

(b)    Series C Preferred Stock. The holders of outstanding shares of Series C Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any distribution on Series A Preferred Stock, Series B Preferred Stock or Common Stock of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Series A Preferred Stock, Series B Preferred Stock or Common Stock during any fiscal year of the Corporation, other than dividends on the Common Stock payable solely in Common Stock, until all dividends at the applicable Dividend Rate on the Series C Preferred Stock have been declared and paid or set apart for payment to the holders of Series C Preferred Stock. The right to receive dividends on shares of Series C Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series C Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.

(c)    Series A Preferred Stock and Series B Preferred Stock. The holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rates specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any distribution on Common Stock of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until all dividends at the applicable Dividend Rate on the Preferred Stock have been declared and paid or set apart for payment to the Preferred Stock holders. Payment of any dividends to the holders of the Series A Preferred Stock and Series B Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for the Series A Preferred Stock and Series B Preferred Stock, as applicable. The right to receive dividends on shares of Series A Preferred Stock and Series B Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series A Preferred Stock or Series B Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.

(d)    Distribution. For purposes of this Section 3, unless the context otherwise requires, a “distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation other than (i) repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and at the original purchase price paid by such employees, consultants, officers and directors; and (ii) repurchase of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, provided that such repurchase is unanimously approved by the Board of Directors; and (iii) any other repurchase or redemption of capital stock of the corporation unanimously approved by the Board of Directors and approved by the holders of the majority of the Common Stock and the holders of more than two-thirds ( 2/3) of the outstanding shares of the Preferred Stock, voting as separate classes.

(e)    Common Stock. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject to the prior dividend rights of the Preferred Stock and Sections 7, 8, 9, and 10 below.

(f)    Non-Cash Distributions. Whenever a distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(g)    Consent to Certain Repurchases. If Sections 502 and 503 of the California Corporations Code are determined to apply to the Corporation, as authorized by Section 402.5(c) of the California Corporations Code, Sections 502 and 503 of the California Corporations Code shall not apply with respect to payments made by the Corporation in connection with (i) repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and at the original purchase price paid by such employees, consultants, officers and directors, and (ii) repurchase of Common Stock issued to or held by employees, officers, directors and consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, provided that such repurchase is unanimously approved by the Board of Directors, and (iii) any other repurchase or redemption of Common Stock unanimously approved by the Board of Directors and approved by the holders of more than two-thirds ( 2/3) of the outstanding shares of Preferred Stock voting together as a single class.

4.    Liquidation Rights.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distribution of the assets of the Corporation legally available for distribution to the Corporation’s stockholders shall be made in the following manner:

(a)    Series E and Series E-1 Liquidation Preference. The holders of the Series E Preferred Stock and Series E-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series D-1 Preferred Stock, by reason of their ownership of such stock, an amount per share for each share of Series E Preferred Stock or Series E-1 Preferred Stock, as applicable, held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series E Preferred Stock or Series E-1 Preferred Stock. If the assets of the Corporation legally available for distribution to the holders of the Series E Preferred Stock and Series E-1 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series E Preferred Stock and Series E-1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 4(a).

(b)    Series D and Series D-1 Liquidation Preference. After payment to the holders of Series E Preferred Stock and Series E-1 Preferred Stock of the full amounts specified in Section 4(a) above, the holders of the Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series D Preferred Stock or Series D-1 Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of Series D Preferred Stock and Series D-1 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(b), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series D Preferred Stock and Series D-1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 4(b).

(c)    Series C Liquidation Preference. After payment to the holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock of the full amounts specified in Sections 4(a) and 4(b) above, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series C Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series C Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(c), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 4(c).

(d)    Series B Liquidation Preference. After payment to the holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series C Preferred Stock of the full amounts specified in Sections 4(a), 4(b) and 4(c) above, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Common Stock or Series A Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series B Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(d), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 4(d).

(e)    Series A Liquidation Preference. After payment to the holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock of the full amounts specified in Sections 4(a), 4(b), 4(c) and 4(d) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series A Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 4(e), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 4(e).

(f)    Remaining Assets. After the payment to the holders of Preferred Stock of the full amounts specified in Sections 4(a), 4(b), 4(c), 4(d) and 4(e) above, the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(g)    Shares Not Treated as Both Preferred Stock and Common Stock in Any Distribution. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock.

(h)    Reorganization. For purposes of this Section 4, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of transactions continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Corporation held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Corporation.

(i)    Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the

Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(i)      If the securities are then traded on a national securities exchange or the Nasdaq Stock Market System (or a similar national quotation system), then the value of the securities shall be deemed to be to the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the distribution;

(ii)     if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution; or

(iii)    if there is no active public market for the securities, then the value of the securities shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors which determination shall include consideration of the illiquidity of the securities.

In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to the date such transaction closes.

For the purposes of this Section 4(i), “trading day” shall mean any day on which the exchange or system on which the securities to be distributed are traded is open, and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the “regular hours” trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

5.    Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)    Right to Convert. Subject to Section 5(c), each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 5, the Conversion Rate for such series shall be appropriately increased or decreased.

(b)    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering on Form S-1 (or successor form) filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the aggregate gross proceeds to the Corporation are not less than $25,000,000, or (ii) upon the receipt by the Corporation of a written consent or request for such conversion from the holders of two-thirds of the shares of Preferred Stock then outstanding, or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) being hereinafter referred to as an “Automatic Conversion Event”). Notwithstanding the foregoing, if the Automatic Conversion Event does not involve an initial public offering of the Company's Common Stock, then the Automatic Conversion Event shall not apply to the Series E Preferred Stock unless such Automatic Conversion Event is approved by the written consent of holders of more than two-thirds of the shares of Series E Preferred Stock then outstanding.

(c)    Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall either surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, or notify the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate or certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

(d)    Adjustments to Conversion Price for Diluting Issues.

(i)       Special Definition. For purposes of this Section 5(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(iii), deemed to be issued) by the Corporation after the filing of this Certificate of Incorporation, other than:

(1)    shares of Common Stock issued or issuable upon the conversion of the Preferred Stock;

(2)    shares of Common Stock issued or issuable to officers, directors and employees of, or consultants and other service providers to, the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors or upon exercise of options or warrants granted to such parties pursuant to any such plan, program or arrangement;

(3)    shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Certificate of Incorporation;

(4)    shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to Section 5(e), 5(f) or 5(g) hereof;

(5)    shares of Common Stock issued in a registered public offering under the Securities Act;

(6)    shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are unanimously approved by the Board of Directors;

(7)    shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors;

(8)    shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements, or strategic partnerships or relationships, if the issuance is approved by the Board of Directors; and

(9)    shares of Common Stock issued upon the exercise or conversion of those Series E-1 Preferred Stock Warrants issued pursuant to that certain Note and Warrant Purchase Agreement dated on or about                      , 20    .

(ii)      No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 5(d)(ix)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.

(iii)     Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the date of the filing of this Certificate of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1)    no further adjustment in the Conversion Price of the Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities pursuant to the terms of such Options or Convertible Securities;

(2)    if no adjustment in the Conversion Price of the Preferred Stock was made upon the original issue of (or upon the occurrence of a record date with respect to) such Options or Convertible Securities and such Options or Convertible Securities are revised to provide, or by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, then such Options or Convertible Securities as so revised (and the Additional Shares of Common subject thereto) shall be deemed to have been issued effective upon such increase or decrease becoming effective;

(3)    if such Options or Convertible Securities are revised to provide, or by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of the Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(4)    no readjustment pursuant to clause (3) above shall have the effect of increasing the Conversion Price of the Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of the Preferred Stock on the original adjustment date, or (ii) the Conversion Price of the Preferred Stock that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;

(5)    upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(A)   in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(B)   in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(d)(ix)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(6)    if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 5(d)(iii) as of the actual date of their issuance.

(iv)     Adjustment of Conversion Price of Series E Preferred Stock Upon Issuance of Additional Shares of Common.

(1)    For so long as the Conversion Price of the Series E Preferred Stock is greater than $9.03 (as adjusted for subdivisions and combinations of the Common Stock and changes in the Common Stock as set forth in Sections 5(e) and 5(g)) (the “Series D/E Ratchet Amount”), in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)), for a consideration per share less than the applicable Conversion Price of the Series E Preferred Stock in effect on the date of and immediately prior to such issue, but for a consideration per share equal to or greater than the Series D/E Ratchet Amount, then the Conversion Price of the Series E Preferred Stock shall be reduced concurrently with such issue to a price (calculated to the nearest cent) equal to the per share price of the Additional Shares of Common.

(2)    In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Series D/E Ratchet Amount, then the Conversion Price of the Series E Preferred Stock immediately prior to such issue shall be deemed to be equal to the Series D/E Ratchet Amount (the “Series E Adjusted Conversion Price”), and such Series E Adjusted Conversion Price shall be further reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E Adjusted Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Adjusted Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 5(d)(iv)(2), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 5(d)(iii) hereof, shall be deemed to be outstanding. Section 5(d)(iv)(3) shall govern adjustments to the Conversion Price of the Series E Preferred Stock after the first adjustment to the Conversion Price of the Series E Preferred Stock pursuant to this Section 5(d)(iv)(2).

(3)    After any adjustment to the Conversion Price of the Series E Preferred Stock pursuant to Section 5(d)(iv)(2), in the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series E Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series E Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 5(d)(iv)(3), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 5(d)(iii) hereof, shall be deemed to be outstanding.

(v)        Adjustment of Conversion Price of Series E-1 Preferred Stock Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series E-1 Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series E-1 Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 5(d)(v), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 5(d)(iii) hereof, shall be deemed to be outstanding.

(vi)        Adjustment of Conversion Price of Series D Preferred Stock Upon Issuance of Additional Shares of Common.

      (1)    For so long as the Conversion Price of the Series D Preferred Stock is greater than the Series D/E Ratchet Amount, in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) for a consideration per share less than the applicable Conversion Price of the Series D Preferred Stock in effect on the date of and immediately prior to such issue, but for a consideration per share equal to or greater than the Series D/E Ratchet Amount, then the Conversion Price of the Series D Preferred Stock shall be reduced concurrently with such issue to a price (calculated to the nearest cent) equal to the per share price of the Additional Shares of Common.

      (2)    In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Series D/E Ratchet Amount, then the Conversion Price of the Series D Preferred Stock immediately prior to such issue shall be deemed to be equal to the Series D/E Ratchet Amount (the “Series D Adjusted Conversion Price”), and such Series D Adjusted Conversion Price shall be further reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Adjusted Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Series D Adjusted Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 5(d)(vi)(2), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 5(d)(iii) hereof, shall be deemed to be outstanding. Section 5(d)(vi)(3) shall govern adjustments to the Conversion

Price of the Series D Preferred Stock after the first adjustment to the Conversion Price of the Series D Preferred Stock pursuant to this Section 5(d)(vi)(2).

      (3)    After any adjustment to the Conversion Price of the Series D Preferred Stock pursuant to Section 5(d)(vi)(2), in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than Conversion Price of the Series D Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series D Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 5(d)(vi)(3), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 5(d)(iii) hereof, shall be deemed to be outstanding.

(vii)        Adjustment of Conversion Price of Series D-1 Preferred Stock Upon Issuance of Additional Shares of Common.  In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than Conversion Price of the Series D-1 Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series D-1 Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 5(d)(vii), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 5(d)(iii) hereof, shall be deemed to be outstanding.

(viii)        Adjustment of Conversion Price of Series A, B and C Preferred Stock Upon Issuance of Additional Shares of Common.  In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (if affected) shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of

Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 5(d)(viii), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 5(d)(iii) hereof, shall be deemed to be outstanding.

(ix)    Determination of Consideration. For purposes of this Section 5(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

  (1)    Cash and Property. Such consideration shall:

      (A)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issue (or deemed issue);

      (B)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

      (C)    in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as reasonably determined in good faith by the Board of Directors.

  (2)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(d)(iii) shall be determined by dividing:

      (X)    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

      (Y)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)    Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)    Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)    Adjustments for Reclassification, Exchange and Substitution. Subject to Section 4 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h)    No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 5(h) shall prohibit the Corporation from amending its Certificate of Incorporation with the requisite consent of its stockholders and the board of directors.

(i)    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(j)    Notices of Record Date. In the event that the Corporation shall propose at any time:

(i)    to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)    to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii)    to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the corporation pursuant to Section 4(h);

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock at least 14 days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

The right of the holders of the Preferred Stock to notice hereunder may be waived by the holders of more than two-thirds ( 2/3) of the outstanding shares of the Preferred Stock voting together as a single class. Notwithstanding the foregoing, no waiver of notice under this Section 5(j) shall constitute a waiver of notice with respect to the Series E Preferred Stock or Series E-1 Preferred Stock unless such waiver shall have been approved by the written consent of holders of more than two-thirds ( 2/3) of the shares of Series E Preferred Stock and Series E-1 Preferred Stock then outstanding, voting together as a single class.

(k)    Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(l)    Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of more than two-thirds ( 2/3) of the outstanding shares of such series. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

6.    Voting.

(a)    Restricted Class Voting.  Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b)    No Series Voting.  Other than as provided herein or required by law, there shall be no series voting.

(c)    Preferred Stock.  Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(d)    Common Stock.  Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

(e)    Adjustment in Authorized Common Stock.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class.

(f)    Election of Directors.  So long as at least 571,428 shares of Series D Preferred Stock (as adjusted for stock splits, subdivisions, combinations or stock dividends with respect to such shares) remain outstanding, the holders of the Series D Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as at least 571,428 shares of Series C Preferred Stock (as adjusted for stock splits, subdivisions, combinations or stock dividends with respect to such shares) remain outstanding, the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect three (3) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Any additional members of the Corporation’s Board of Directors shall be elected by the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a single class.

7.    Amendments and Changes Requiring Approval of Preferred Stock.  As long as any of the Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds ( 2/3) of the outstanding shares of the Preferred Stock voting together as a single class:

(a)    amend, alter or repeal any provision of the Certificate of Incorporation or By-laws of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock or any series thereof;

(b)    enter into any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 4(h) above;

(c)    voluntarily liquidate or dissolve;

(d)    declare or pay any distribution (as defined in Section 3(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock of the Corporation;

(e)    permit any subsidiary of the Corporation to sell securities to a third party (other than directors’ qualifying shares in the case of subsidiaries outside the United States);

(f)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Preferred Stock;

(g)    authorize or create (by reclassification, merger or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, liquidation, redemption, conversion or other rights senior to or on a parity with any series of Preferred Stock or with respect to voting senior to any series of Preferred Stock;

(h)    increase or decrease the authorized number of directors of the Corporation; or

(i)    amend this Section 7.

8.    Amendments and Changes Requiring the Approval of the Series E Preferred Stock and Series E-1 Preferred Stock.

(a)    As long as any of the Series E Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 60% of the outstanding shares of the Series E Preferred Stock and Series E-1 Preferred Stock voting together as a single class:

(i)    amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series E Preferred Stock in a manner different from any other series of Preferred Stock; or

(ii)     amend this Section 8(a).

(b)    As long as any of the Series E Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Series E Preferred Stock and Series E-1 Preferred Stock voting together as a single class:

(i)    declare or pay any distribution (as defined in Section 3(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock or Preferred Stock of the Corporation; or

(ii)    amend this Section 8(b).

(c)    As long as any of the Series E Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 66  2/3% of the outstanding shares of the Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock voting together as a single class on an as converted to Common Stock basis:

(i)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series E Preferred Stock;

(ii)     authorize or create (by reclassification, merger or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series E Preferred Stock or with respect to voting senior to the Series E Preferred Stock; or

(iii)    amend this Section 8(c).

9.    Amendments and Changes Requiring the Approval of the Series D Preferred Stock and Series D-1 Preferred Stock.

(a)    As long as any of the Series D Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 60% of the outstanding shares of the Series D Preferred Stock and Series D-1 Preferred Stock voting together as a single class:

(i)    amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock in a manner different from any other series of Preferred Stock; or

(ii)    amend this Section 9(a).

(b)    As long as any of the Series D Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock and Series D-1 Preferred Stock voting together as a single class:

(i)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series D Preferred Stock;

(ii)    authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series D Preferred Stock or with respect to voting senior to the Series D Preferred Stock;

(iii)    declare or pay any distribution (as defined in Section 3(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock or Preferred Stock of the Corporation;

(iv)    increase the authorized number of directors of the Corporation above eleven (11); or

(v)    amend this Section 9(b).

10.    Amendments and Changes Requiring the Approval of the Series C Preferred Stock. As long as any of the Series C Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds ( 2/3) of the outstanding shares of the Series C Preferred Stock:

(a)    amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock in a manner different from any other series of Preferred Stock;

(b)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series C Preferred Stock;

(c)    authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series C Preferred Stock or with respect to voting senior to the Series C Preferred Stock;

(d)    declare or pay any distribution (as defined in Section 3(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock or Preferred Stock of the Corporation;

(e)    increase the authorized number of directors of the Corporation above eleven (11); or

(f)    amend this Section 10.

11.    Amendments and Changes Requiring the Approval of the Series B Preferred Stock.  As long as any of the Series B Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock:

(a)    amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock in a manner different from any other series of Preferred Stock;

(b)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series B Preferred Stock; or

(c)    amend this Section 11.

12.    Status of Converted Stock.  In the event any shares of Preferred Stock shall be converted pursuant to Section 5 hereof, then the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

13.    Notices.  Any notice required by the provisions of this Article IV to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

ARTICLE V

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors which constitute the Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE X

1.    Limitation of Directors’ Liability.  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2.    Indemnification.  The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

3.    Amendments.  Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE XI

Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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